Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277366 and 333-264636) on Form S-3 and in the registration statements (Nos. 333-02513, 333-187987, and 333-273583) on Form S-8 of our reports dated February 23, 2026, with respect to the consolidated financial statements of Univest Financial Corporation and the effectiveness of internal control over financial reporting.

Philadelphia, Pennsylvania
February 23, 2026